Exhibit 99.1

REVOCABLE PROXY

ADIRONDACK BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS

[●], 2026

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of Adirondack Bancorp, Inc. (the “Company”) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at a Special Meeting of Stockholders (the “Special Meeting”) to be held at the Company’s Corporate Headquarters located at 185 Genesee Street, Suite 1100, Utica, New York 13501 at [●] p.m, Eastern time, on [●], [●], 2026. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN
1.

To approve the Agreement and Plan of Merger, dated as of February 25, 2026, by and among Arrow Financial Corporation, Arrow Merger Sub, Inc. and Adirondack Bancorp, Inc., all on and subject to the terms and conditions contained therein.

		☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	To adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Adirondack merger proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to the holders of Adirondack Bancorp, Inc. common stock.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and proxy statement/prospectus, both dated [●], 2026.

Dated:	☐ Check Box if You Plan to Attend Special Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.